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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

                              ICON HOLDINGS CORP.

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                                   JURISDICTION OF NAME UNDER WHICH
NAME                               INCORPORATION   SUBSIDIARY DOES BUSINESS
----                               --------------- ------------------------
ICON Capital Corp. ............... Connecticut     (1) ICON Capital Corp.
                                                   (2) ICON Capital Corp.
                                                   (Connecticut)
                                                   (in Illinois only)
ICON Securities Corp. ............ New York        ICON Securities Corp.
ICON Financial Corp. ............. Delaware        (1) ICON Financial Corp.
                                                   (2) ICON Financial Corp.,
                                                   Delaware
                                                   (in California only)
ICON Funding Corp. ............... Delaware        ICON Funding Corp.
ICON Receivables Management        Delaware        ICON Receivables
 Corp. ...........................                 Management Corp.
MGC/Griffin Capital Corp. ........ Delaware        MGC/Griffin Capital Corp.
ICON Asset Management Corp. ...... Delaware        ICON Asset Management Corp.
ICON Leasing Corp. ............... Delaware        ICON Leasing Corp.
ICON Capital (UK) Limited......... United Kingdom  ICON Capital (UK) Limited
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